Exhibit 99.1

Safe Pro Awarded Contract to Provide U.S. Government with AI Powered Edge Processing Systems

AVENTURA, Fla. – February 20, 2026 – Safe Pro Group Inc. (Nasdaq: SPAI) (“Safe Pro” or the “Company”), a developer of artificial intelligence (“AI”)-enabled defense, security, and situational awareness solutions, today announced it has been awarded a subcontract agreement to supply the U.S. Government AI processing systems under a $1,000,000 subcontract from a U.S. Government prime contractor. The systems’ internal development and low rate initial production (LRIP) supporting this award were funded under strategic investments from leading U.S. firms including ONDAS Inc. (NASDAQ: ONDS) and Unusual Machines Inc. (NYSE: UMAC).

For more information about Safe Pro, visit: https://safeproai.com/landmine-detections/. For information about Safe Pro Group, its subsidiaries, and technologies, please visit https://safeprogroup.com and connect with us on LinkedIn, Facebook, and X.

Effort sponsored by the U.S. Government under 10 U.S.C. §4023. The U.S. Government is authorized to reproduce and distribute reprints for Governmental purposes notwithstanding any copyright notation thereon.

The views and conclusions contained herein are those of the authors and should not be interpreted as necessarily representing the official policies or endorsements, either expressed or implied, of the U.S. Government.

About Safe Pro Group Inc.

Safe Pro Group Inc. (NASDAQ: SPAI) is a mission-driven technology company delivering AI-enabled security and defense solutions. Through cutting-edge platforms like SPOTD, Safe Pro provides advanced situational awareness tools for defense, humanitarian, and homeland security applications globally. It is a leading provider of artificial intelligence (AI) solutions specializing in drone imagery processing, leveraging commercially available “off-the-shelf” drones with its proprietary machine learning and computer vision technology to enable rapid identification of explosives threats, providing a much safer and more efficient alternative to traditional human-based analysis methods. Built on a cloud-based ecosystem and powered by Amazon Web Services (AWS), Safe Pro Group’s scalable platform is targeting multiple markets that include commercial, government, law enforcement and humanitarian sectors where its Safe Pro AI software, Safe-Pro USA protective gear and Airborne Response drone-based services can work in synergy to deliver safety and operational efficiency. For more information on Safe Pro Group Inc., please visit https://safeprogroup.com/.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements relate to future events, future expectations, plans and prospects. Forward-looking statements in this press release include, without limitation, Safe Pro’s ability to support U.S. Government operations and the acceptance of its solutions by potential government, military and humanitarian organizations. Although Safe Pro Group believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Safe Pro Group has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth under Item 1A. in the Company’s most recently filed Form 10-K and updated from time to time in the Company’s Form 10-Q filings and in other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of its date. Safe Pro Group undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.

Media Relations for Safe Pro Group Inc.:

media@safeprogroup.com

Investor Contact:

Ankit Hira, Managing Director

Solebury Strategic Communications for Safe Pro Group Inc.

ahira@soleburystrat.com